Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2022 RESULTS

◾	Q4 sales of $502 million, up 6% on a reported basis and 11% organically; full year reported sales of $1.98 billion, up 9% on a reported basis and 13% organically

◾	Q4 GAAP operating margin of 13.4%, up 20 bps; Q4 adjusted operating margin of 14.3%, up 90 bps. Full year GAAP operating margin of 15.9%, up 270 bps; full year adjusted operating margin of 16.4%, up 210 bps

◾	Q4 GAAP EPS of $2.05, up 74%; Q4 adjusted EPS of $1.60, up 13%. Full year GAAP EPS of $7.48, up 53%; full year adjusted EPS of $7.13, up 29%

◾	Full year operating cash flow of $224 million and full year free cash flow of $201 million, a 24% and 26% increase, respectively

*Performance relative to comparable fourth quarter and year ended December 31, 2021

North Andover, Mass., February 8, 2023 -- Watts Water Technologies, Inc., (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the fourth quarter and full year 2022.

Chief Executive Officer Robert J. Pagano Jr. noted, “We successfully closed out 2022 and delivered record results for the quarter and the full year. I commend all our colleagues at Watts, as our teams remained focused on customers’ needs while concurrently managing unprecedented inflationary pressures and supply chain disruptions. Our goals for 2022 were to serve our customers, continue to execute on new product development including products to support our smart and connected strategy, drive productivity and fund long-term investments. We successfully executed on our goals and also delivered record sales, operating margin and earnings per share for the year.”

Mr. Pagano continued, “As we enter 2023, we are monitoring the weakening global economic indicators. We currently expect to see softer market conditions as 2023 progresses and have incorporated these expectations into our outlook and are taking actions as needed to adjust our cost structure.  Our balance sheet and cash flow remain strong. We are confident that our experienced team is well positioned to navigate these challenging macro-economic conditions.”

A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2022	2021	% Change	2022	2021	% Change
Sales	$501.9	$473.9	6%	$1,979.5	$1,809.2	9%

Net income	68.6	40.1	71%	251.5	165.7	52%

Diluted net income per share	$2.05	$1.18	74%	$7.48	$4.88	53%

Special items (1)	(0.45)	0.24		(0.35)	0.64

Adjusted earnings per share (1)	$1.60	$1.42	13%	$7.13	$5.52	29%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Fourth Quarter Financial Highlights

Fourth quarter 2022 performance relative to fourth quarter 2021

●	Sales of $502 million increased 6% on a reported basis and 11% organically, primarily due to double-digit organic growth in the Americas. Unfavorable foreign exchange reduced sales by $22 million.
●	Operating margin increased 20 basis points on a reported basis and 90 basis points on an adjusted basis, largely due to price, productivity and cost savings, which more than offset inflation and incremental investments.
●	EPS increased 74% on a reported basis and 13% on an adjusted basis largely due to price, productivity and cost savings, which more than offset inflation and incremental investments. Reported EPS also benefited from $18.2 million of tax benefits, primarily related to a modification of the structure of our Mexican supply chain operations, partially offset by higher restructuring costs primarily related to the closure of a facility in France and other cost saving actions.

Regional Performance

Americas

o	Sales of $350 million increased 10% on a reported basis and 11% on an organic basis. Unfavorable foreign exchange reduced sales by 1%. The growth was primarily driven by price across the majority of our product categories.
o	Operating margin increased 220 basis points on a GAAP basis and 240 basis points on an adjusted basis as benefits from price realization and productivity more than offset inflation and incremental investments.

Europe

o	Sales of $128 million decreased by 4% on a reported basis, which included unfavorable foreign exchange movements of 13%. Organic sales increased by 9%, with growth across all platforms, primarily driven by price. Sales growth in the quarter was negatively impacted by approximately 2% due to our decision to exit all direct sales into Russia effective April 1, 2022.
o	Operating margin decreased 470 basis points on a GAAP basis and 290 basis points on an adjusted basis as benefits from increased price and productivity were more than offset by significantly higher inflation and lower volume and investments. GAAP operating margin in 2022 was negatively impacted by higher restructuring charges.

Asia-Pacific, Middle East and Africa (“APMEA”)

o	Sales of $23 million increased 5% on a reported basis, which included unfavorable foreign exchange movements of 12%. Organic sales increased by 17%, primarily driven by higher volume and price, resulting in solid growth in China, the Middle East and Australia.
o	Operating margin decreased 220 basis points on a GAAP basis and 260 basis points on an adjusted basis. GAAP and adjusted margins both benefited from increased price and productivity, which were more than offset by inflation and reduced affiliate volume.

Cash Flow and Capital Allocation

●	For 2022, operating cash flow approximated $224 million and net capital expenditures approximated $23 million, resulting in free cash flow of approximately $201 million. In 2021, operating cash flow was $181 million, net capital expenditures were $22 million and free cash flow was $159 million. The year-over-year cash from operations and free cash flow increase was primarily due to higher net income and lower investment in inventory, partially offset by lower accounts payable balances associated with the reduction in inventory purchases.

●	During the fourth quarter, the Company repurchased approximately $4.3 million of Class A common stock, or approximately 31,000 shares and for the full year 2022, the Company repurchased approximately $69 million of Class A common stock, or approximately 494,000 shares. Approximately $28 million remains available for stock repurchases under the stock repurchase program authorized in 2019, which has no expiration date.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and full year 2022 results on Thursday, February 9, 2023, at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until February 9, 2024.

The Company's 2023 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 17, 2023 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected 2023 results and our ability to manage challenging macro-economic and softer market conditions. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to COVID-19  and the war in Ukraine; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
Net sales	$501.9	$473.9	$1,979.5	$1,809.2
Cost of goods sold	283.3	274.6	1,105.2	1,042.1
GROSS PROFIT	218.6	199.3	874.3	767.1
Selling, general and administrative expenses	147.0	135.6	550.5	508.2
Restructuring	6.2	1.1	10.6	19.3
Gain on sale of asset	(1.8)	—	(1.8)	—
OPERATING INCOME	67.2	62.6	315.0	239.6
Other (income) expense:
Interest income	(0.3)	—	(0.6)	—
Interest expense	2.0	1.4	7.0	6.3
Other expense (income), net	0.8	0.2	1.0	(0.8)
Total other expense	2.5	1.6	7.4	5.5
INCOME BEFORE INCOME TAXES	64.7	61.0	307.6	234.1
(Benefit) provision for income taxes	(3.9)	20.9	56.1	68.4
NET INCOME	$68.6	$40.1	$251.5	$165.7

BASIC EPS
NET INCOME PER SHARE	$2.05	$1.19	$7.51	$4.90
Weighted average number of shares	33.4	33.7	33.5	33.8
DILUTED EPS
NET INCOME PER SHARE	$2.05	$1.18	$7.48	$4.88
Weighted average number of shares	33.5	33.9	33.6	33.9
Dividends declared per share	$0.30	$0.26	$1.16	$1.01

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$310.8	$242.0
Trade accounts receivable, less reserve allowances of $10.7 million at December 31, 2022 and $10.3 million at December 31, 2021	233.8	220.9
Inventories, net:
Raw materials	138.0	119.4
Work in process	21.0	20.4
Finished goods	216.6	230.9
Total Inventories	375.6	370.7
Prepaid expenses and other current assets	30.4	27.9
Total Current Assets	950.6	861.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	595.6	608.8
Accumulated depreciation	(398.8)	(408.1)
Property, plant and equipment, net	196.8	200.7
OTHER ASSETS:
Goodwill	592.4	600.7
Intangible assets, net	113.7	128.6
Deferred income taxes	17.8	3.5
Other, net	59.6	60.6
TOTAL ASSETS	$1,930.9	$1,855.6

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$134.3	$143.4
Accrued expenses and other liabilities	174.6	186.9
Accrued compensation and benefits	69.8	78.2
Total Current Liabilities	378.7	408.5
LONG-TERM DEBT	147.6	141.9
DEFERRED INCOME TAXES	26.2	40.5
OTHER NONCURRENT LIABILITIES	77.8	91.5
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,314,679 shares at December 31, 2022 and 27,584,525 shares at December 31, 2021	2.7	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,958,290 shares at December 31, 2022 and 6,024,290 shares at December 31, 2021	0.6	0.6
Additional paid-in capital	651.9	631.2
Retained earnings	795.3	665.9
Accumulated other comprehensive loss	(149.9)	(127.3)
Total Stockholders' Equity	1,300.6	1,173.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,930.9	$1,855.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$251.5	$165.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27.6	31.4
Amortization of intangibles	12.1	13.7
(Gain) on sale of asset, loss on disposal and impairment of long-lived asset	(0.2)	1.4
Stock-based compensation	18.4	22.9
Deferred income tax	(29.6)	(8.2)
Changes in operating assets and liabilities:
Accounts receivable	(20.0)	(30.2)
Inventories	(16.4)	(113.7)
Prepaid expenses and other assets	1.9	(0.8)
Accounts payable, accrued expenses and other liabilities	(21.3)	98.6
Net cash provided by operating activities	224.0	180.8
INVESTING ACTIVITIES
Additions to property, plant and equipment	(28.1)	(26.7)
Proceeds from the sale of property, plant and equipment	5.2	5.1
Business acquisitions, net of cash acquired and other	—	(9.1)
Net cash used in investing activities	(22.9)	(30.7)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	85.0	40.0
Payments of long-term debt	(80.0)	(95.0)
Payments for tax withholdings on vested stock awards	(13.3)	(9.6)
Payments for finance leases and other	(4.7)	(1.4)
Proceeds from share transactions under employee stock plans	0.2	0.1
Debt issuance costs	—	(2.4)
Payments to repurchase common stock	(69.4)	(16.0)
Dividends	(39.5)	(34.3)
Net cash used in financing activities	(121.7)	(118.6)
Effect of exchange rate changes on cash and cash equivalents	(10.6)	(8.4)
INCREASE IN CASH AND CASH EQUIVALENTS	68.8	23.1
Cash and cash equivalents at beginning of year	242.0	218.9
CASH AND CASH EQUIVALENTS AT END OF YEAR	$310.8	$242.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Americas	$350.4	$318.3	$1,390.0	$1,207.2
Europe	128.3	133.6	499.1	517.4
APMEA	23.2	22.0	90.4	84.6
Total	$501.9	$473.9	$1,979.5	$1,809.2

	Operating Income
	Fourth Quarter Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Americas	$64.3	$51.4	$283.9	$211.0
Europe	13.4	20.4	66.7	63.6
APMEA	3.3	3.6	14.0	14.4
Corporate	(13.8)	(12.8)	(49.6)	(49.4)
Total	$67.2	$62.6	$315.0	$239.6

	Intersegment Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Americas	$3.1	$1.8	$11.1	$9.3
Europe	4.5	6.3	24.7	29.1
APMEA	8.2	24.9	71.4	120.5
Total	$15.8	$33.0	$107.2	$158.9

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, gain on sale of asset, and the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021

Net sales	$501.9	$473.9	$1,979.5	$1,809.2

Operating income - as reported	$67.2	$62.6	$315.0	$239.6
Operating margin %	13.4%	13.2%	15.9%	13.2%

Adjustments for special items:
Restructuring	$6.2	$1.1	$10.6	$19.3
Gain on sale of asset	(1.8)	—	(1.8)	—
Total adjustments for special items	$4.4	$1.1	$8.8	$19.3
	.
Operating income - as adjusted	$71.6	$63.7	$323.8	$258.9
Adjusted operating margin %	14.3%	13.4%	16.4%	14.3%

Net income - as reported	$68.6	$40.1	$251.5	$165.7

Adjustments for special items - tax effected:
Restructuring	$4.6	$0.7	$7.9	$14.1
Tax adjustments	(18.2)	7.2	(18.2)	7.2
Gain on sale of asset	(1.4)	—	(1.4)	—
Total adjustments for special items - tax effected	$(15.0)	$7.9	$(11.7)	$21.3

Net income - as adjusted	$53.6	$48.0	$239.8	$187.0

Diluted earnings per share - as reported	$2.05	$1.18	$7.48	$4.88
Adjustments for special items	(0.45)	0.24	(0.35)	0.64
Diluted earnings per share - as adjusted	$1.60	$1.42	$7.13	$5.52

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2022					December 31, 2021
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$350.4	128.3	23.2	—	501.9	$318.3	133.6	22.0	—	473.9

Operating income (loss) - as reported	$64.3	13.4	3.3	(13.8)	67.2	$51.4	20.4	3.6	(12.8)	62.6
Operating margin %	18.3%	10.5%	14.4%		13.4%	16.1%	15.2%	16.6%		13.2%

Adjustments for special items	$1.3	3.1	—	—	4.4	$0.4	0.6	0.1	—	1.1

Operating income (loss) - as adjusted	$65.6	16.5	3.3	(13.8)	71.6	$51.8	21.0	3.7	(12.8)	63.7
Adjusted operating margin %	18.7%	12.8%	14.4%		14.3%	16.3%	15.7%	17.0%		13.4%

	Year Ended					Year Ended
	December 31, 2022					December 31, 2021
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,390.0	499.1	90.4	—	1,979.5	$1,207.2	517.4	84.6	—	1,809.2

Operating income (loss) - as reported	$283.9	66.7	14.0	(49.6)	315.0	$211.0	63.6	14.4	(49.4)	239.6
Operating margin %	20.4%	13.4%	15.5%		15.9%	17.5%	12.3%	16.9%		13.2%

Adjustments for special items	$2.2	6.7	(0.1)	—	8.8	$(0.3)	19.4	0.2	—	19.3

Operating income (loss) - as adjusted	$286.1	73.4	13.9	(49.6)	323.8	$210.7	83.0	14.6	(49.4)	258.9
Adjusted operating margin %	20.6%	14.7%	15.4%		16.4%	17.5%	16.0%	17.3%		14.3%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2022	$350.4	$128.3	$23.2	$501.9
Reported net sales December 31, 2021	318.3	133.6	22.0	473.9
Dollar change	$32.1	$(5.3)	$1.2	$28.0
Net sales % increase (decrease)	10.1%	(4.0)%	5.5%	5.9%
Decrease due to foreign exchange	0.6%	13.2%	11.8%	4.6%
Organic sales increase	10.7%	9.2%	17.3%	10.5%

	Year Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2022	$1,390.0	$499.1	$90.4	$1,979.5
Reported net sales December 31, 2021	1,207.2	517.4	84.6	1,809.2
Dollar change	$182.8	$(18.3)	$5.8	$170.3
Net sales % increase (decrease)	15.1%	(3.5)%	6.9%	9.4%
Decrease due to foreign exchange	0.3%	12.0%	6.6%	3.9%
Increase due to acquisition	(0.5)%	—%	—%	(0.3)%
Organic sales increase	14.9%	8.5%	13.5%	13.0%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2022	2021

Net cash provided by operations - as reported	$224.0	$180.8
Less: additions to property, plant, and equipment	(28.1)	(26.7)
Plus: proceeds from the sale of property, plant, and equipment	5.2	5.1
Free cash flow	$201.1	$159.2

Net income - as reported	$251.5	$165.7

Cash conversion rate of free cash flow to net income	80.0%	96.1%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2022	2021

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	147.6	141.9
Less: Cash and cash equivalents	(310.8)	(242.0)
Net debt	$(163.2)	$(100.1)

Net debt	$(163.2)	$(100.1)
Plus: Total stockholders' equity	1,300.6	1,173.2
Capitalization	$1,137.4	$1,073.1

Net debt to capitalization ratio	(14.3)%	(9.3)%